Exhibit 99.5

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Independent Auditor’s Report	1
Consolidated Balance Sheets as of December 31, 2025 and 2024	3
Consolidated Statements of Operations and Comprehensive Loss for the Year Ended December 31, 2025 and for the period from April 8, 2024 (Inception) to December 31, 2024	4
Consolidated Statements of Stockholders’ Deficit for the Year Ended December 31, 2025 and for the period from April 8, 2024 (Inception) to December 31, 2024	5
Consolidated Statements of Cash Flows for the Year Ended December 31, 2025 and for the period from April 8, 2024 (Inception) to December 31, 2024	6
Notes to Consolidated Financial Statements	7

Report of Independent Auditor

To the Board of Directors
Vidya Therapeutics, Inc.
Encinitas, California

Opinion
We have audited the accompanying consolidated financial statements of Vidya Therapeutics, Inc. (the “Company”), which comprise the consolidated balance sheets as of December 31, 2025 and 2024 and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ deficit, and cash flows for the year ended December 31, 2025 and for the period from April 8, 2024 (inception) to December 31, 2024, and the related notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024 and the results of its operations and its cash flows for the periods then ended, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt of the Company’s Ability to Continue as a Going Concern
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has incurred net losses since its inception which has resulted in a cumulative deficit as of December 31, 2025 that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1.

Other Matter – Change in Control
As discussed in Note 10 to the consolidated financial statements, the Company entered into a Merger agreement with Processa Pharmaceuticals, Inc. (“Processa”) on July 28, 2026 whereby Processa acquired the Company in an all-stock transaction.

Responsibilities of Management for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the consolidated financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements
Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and, therefore, is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•
Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

/s/ Cherry Bekaert LLP

Waltham, Massachusetts
October 5, 2026

VIDYA THERAPEUTICS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$2,851	$31
Prepaid expenses and other assets	420	5
Total current assets	3,271	36
Total assets	$3,271	36
Liabilities and Stockholders’ deficit
Current liabilities:
Accounts payable	$155	$76
Accrued expenses	685	-
Total current liabilities	840	76
SAFE liabilities, noncurrent	9,003	411
Total liabilities	9,843	487
Commitments and contingencies (Note 8)
Stockholders’ deficit:
Common stock, $0.00001 par value; 1,000,000 shares authorized at December 31, 2025 and December 31, 2024; 643,302 and 624,744 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	-	-
Accumulated other comprehensive loss	(60)	-
Accumulated deficit	(6,512)	(451)
Total stockholders’ deficit	(6,572)	(451)
Total liabilities and stockholders’ deficit	$3,271	36

The accompanying notes are an integral part of these consolidated financial statements.

VIDYA THERAPEUTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands)

	Year Ended December 31, 2025	Period from April 8, 2024 (Inception) to December 31, 2024
Operating expenses:
Research and development	$2,818	$307
General and administrative	487	128
Total operating expenses	3,305	435
Loss from operations	(3,305)	(435)
Other income (expense), net:
Interest income	136	—
Change in fair value of SAFE liabilities	(2,892)	(16)
Total other income (expense), net	(2,756)	(16)
Net loss	$(6,061)	$(451)
Foreign currency translation	(60)	—
Comprehensive loss	$(6,121)	$(451)

The accompanying notes are an integral part of these consolidated financial statements.

VIDYA THERAPEUTICS, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT
(In thousands, except share amounts)

	Common Stock		Accumulated Other Comprehensive	Accumulated	Total Stockholders’
	Shares	Amount	Loss	Deficit	Deficit
Balance at April 8, 2024 (Inception)	—	$—	$—	$—	$—
Issuance of common stock	600,000	—	—	—	—
Issuance of restricted stock awards	24,744	—	—	—	—
Net loss	—	—	—	(451)	(451)
Balance at December 31, 2024	624,744	$—	$—	$(451)	$(451)
Issuance of restricted stock awards	18,558	—	—	—	—
Foreign currency translation	—	—	(60)	—	(60)
Net loss	—	—	—	(6,061)	(6,061)
Balance at December 31, 2025	643,302	$—	$(60)	$(6,512)	$(6,572)

The accompanying notes are an integral part of these consolidated financial statements.

VIDYA THERAPEUTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31, 2025	Period from April 8, 2024 (Inception) to December 31, 2024
Cash flows from operating activities:
Net loss	$(6,061)	$(451)
Adjustments to reconcile net loss to net cash used in operating activities:
Acquired in-process research and development	—	250
Change in fair value of SAFE liabilities	2,892	16
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(415)	(5)
Accounts payable	79	76
Accrued expenses	685	—
Net cash used in operating activities	(2,820)	(114)

Cash flows from investing activities:
Cash paid for acquired in-process research and development	—	(250)
Net cash used in investing activities	—	(250)

Cash flows from financing activities:
Proceeds from issuance of SAFE notes	5,700	395
Net cash provided by financing activities	5,700	395
Effect of exchange rate changes on cash and cash equivalents	(60)	-
Net increase in cash and cash equivalents	2,820	31
Cash and cash equivalents, beginning of period	31	-
Cash and cash equivalents, end of period	$2,851	$31

The accompanying notes are an integral part of these consolidated financial statements.

VIDYA THERAPEUTICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Nature of the Business and Basis of Presentation

Background and Basis of Presentation

Vidya Therapeutics, Inc. and subsidiaries (“Vidya” or the “Company”) was incorporated as a Delaware Corporation on April 8, 2024. The Company is a clinical-stage biotechnology company. The Company is advancing a potentially best-in-class BTK inhibitor (BTKi) designed to improve on the efficacy and safety of early-generation programs. The Company acquired its intellectual property (“IP”) patent portfolio in connection with the Gossamer transaction (see Note 7) and currently has three parallel development programs: food allergy and chronic spontaneous urticaria in immunology, and relapsing multiple sclerosis in neurology, where its central nervous system-penetrant profile addresses an area of high unmet need.

The Company is subject to risks and uncertainties common to early-stage companies in the biopharmaceutical industry, including, but not limited to, the ability to complete preclinical and clinical trials, the ability to obtain regulatory approval for product candidates, development by competitors of new technological innovations, dependence on key personnel, the ability to attract and retain qualified employees, reliance on third-party organizations, protection of proprietary technology, compliance with government regulations, product liability, uncertainty of market acceptance of products and the ability to raise additional capital to fund operations.

The Company’s potential product candidates will require approval from the U.S. Federal Food and Drug Administration or comparable foreign authorities prior to the commencement of commercial sales. There can be no assurance that the Company’s potential product candidates will receive all the required approvals. In addition, there can be no assurance that the Company’s potential product candidates, if approved, will be accepted in the marketplace, that any future product candidates can be developed or manufactured at an acceptable cost and with appropriate performance characteristics, or that such product candidates will be successfully marketed, if at all.

The accompanying consolidated financial statements and accompanying notes include accounts of the Company and its wholly owned subsidiaries, Vidya Therapeutics Australia Pty. Ltd. and GB005, Inc., and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). All intercompany amounts are eliminated in consolidation.

Going Concern

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within twelve months of the date that the consolidated financial statements are issued.

Since its inception, the Company has generated no revenue and has funded its operations primarily through the issuance of Simple Agreements for Future Equity (“SAFEs”) to accredited investors. The Company has incurred recurring operating losses and negative cash flows from operations since inception, including a net loss of $6.1 million for the year ended December 31, 2025 and had an accumulated deficit of $6.5 million as of December 31, 2025. The Company expects to continue to incur operating losses and negative cash flows from operations for the foreseeable future as it continues to advance its research and development activities.

The Company’s existing cash and cash equivalents that were primarily raised from SAFEs financings will not be sufficient to fund the Company’s operating plans for at least twelve months from the date these consolidated financial statements are available to be issued. Accordingly, management determined that conditions existed that raised substantial doubt about the Company’s ability to continue as a going concern.

In order to mitigate these conditions, on July 28, 2026, the Company completed a merger with Processa Pharmaceuticals, Inc. (“Processa”). Concurrent with the closing of the Merger (as defined in Note 10), Processa completed a private placement financing that generated gross proceeds of approximately $200.0 million through the issuance of Processa Series A Non-Voting Convertible Preferred Stock (“Series A Preferred Stock”). In connection with the Merger, holders of the Company’s equity securities received Series A Preferred Stock, and the Company’s outstanding options were assumed or exchanged for corresponding options to purchase an aggregate of 1,047,524 shares of Processa common stock (the “Assumed Options”).

VIDYA THERAPEUTICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The Processa Series A Preferred Stock issued in the Merger and the private placement financing are convertible into Processa common stock, subject to receiving approval by Processa’s stockholders of the issuance of shares of its common stock upon conversion of Series A Preferred Stock and exercise of the Assumed Options, which (a) will represent more than 20% of the shares of Processa’s common stock outstanding pursuant to Nasdaq Listing Rule 5635(a) and (b) may, together with certain changes to Processa’s management and board of directors, result in a change of control of Processa pursuant to Nasdaq Listing Rule 5635(b) (the “Conversion Proposal”) and certain beneficial ownership limitations set by each holder. Under the terms of the Certificate of Designation of Preferences, Rights and Limitations of the Series A Preferred Stock (the “Certificate of Conversion”), if Processa fails to deliver to the holder of the Series A Preferred Stock shares of its common stock underlying such shares of Series A Preferred Stock at any time nine months after the initial issuance of the Series A Preferred Stock, holders of the Series A Preferred Stock are entitled to require Processa to make cash payments by wire transfer of immediately available funds equal to the Fair Value (as defined in the Certificate of Designation) of such undelivered shares. As a result, the Company concluded that the proceeds received from the private placement financing cannot be relied upon to mitigate the conditions that raised substantial doubt because the availability of those proceeds is subject to conditions that are not entirely within the Company’s control. Management’s plan to convert the Series A Preferred Stock into common stock and therefore remove the requirement to make cash payment based on the value of the undelivered shares is the execution of a stockholder proxy vote set to take place in the first quarter of 2027. Accordingly, the Company concluded that substantial doubt about the Company’s ability to continue as a going concern continues to exist within one year after the date these financial statements are available to be issued.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

2.	Summary of Significant Accounting Policies

Principles of Consolidation

In May 2024, the Company formed GB005, Inc., which is a wholly owned subsidiary in the United States. In May 2025, the Company formed Vidya Therapeutics Australia Pty Ltd, which is a wholly owned subsidiary based in Australia. All intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with U.S. GAAP requires management to make estimates, assumptions, and judgements that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting periods. Significant estimates and assumptions reflected within these consolidated financial statements include but are not limited to research and development expenses and related prepaid or accrued costs, the valuation of stock-based awards, and the valuation of SAFEs and related expenses. The Company bases its estimates on known trends and other market-specific or other relevant factors that it believes to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates, as there are changes in circumstances, facts, and experience. Actual results may differ materially from those estimates or assumptions.

Concentrations of Credit Risk

Financial instruments that potentially expose the Company to concentrations of credit risk primarily consist of cash and cash equivalents. The Company maintains its cash balances at an accredited financial institution in amounts that, at times, may exceed federally insured limits. However, the Company has not experienced any losses on its deposits of cash.

VIDYA THERAPEUTICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The Company is dependent on third-party organizations to research, develop, manufacture, and process its potential product candidates for its development programs. The Company expects to continue to be dependent on a small number of manufacturers to supply it with its requirements for all products. The Company’s research and development programs could be adversely affected by a significant interruption in the supply of the necessary materials.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less at the time of initial purchase to be cash equivalents. The cash equivalents were comprised of an investment in a money market fund. Interest income associated with the cash equivalents is recorded as other income in the consolidated statements of operations and comprehensive loss.

Comprehensive Loss

Comprehensive loss includes net loss as well as other changes in stockholders’ deficit that result from transactions and events other than those with stockholders. The Company’s unrealized foreign exchange fluctuations represent the only components of other comprehensive loss that are excluded from the reported net loss and that are presented in the consolidated statements of operations and comprehensive loss.

Foreign Currency and Currency Translation

Assets and liabilities in foreign currency amounts are translated into United States dollars at the exchange rate in effect on the consolidated balance sheet date as a result of our Australian foreign subsidiary with a functional currency of the Australian Dollar. Income and expenses are translated at the average exchange rate in effect during the period. Unrealized translation gains and losses are recorded as a translation adjustment, which is included as a separate component of stockholders’ deficit. Adjustments that arise from exchange rate changes on transactions denominated in a currency other than the functional currency are included in the Company’s consolidated statements of operations and comprehensive loss.

Fair Value Measurements

Certain assets and liabilities are carried at fair value under U.S. GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

•	Level 1 — Quoted prices in active markets that are identical assets or liabilities.

•
Level 2 — Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

•
Level 3 — Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies, and similar techniques.

The Company’s cash equivalents and SAFE liability are carried at fair value, determined according to the fair value hierarchy described above (see Note 3). The carrying values of the Company’s prepaid expenses, accounts payable and accrued expenses approximate their fair values due to the short-term nature of these liabilities.

VIDYA THERAPEUTICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SAFE Liability

During the period from April 8, 2024 (inception) to December 31, 2024, the Company issued SAFEs to investors totaling $0.4 million, which afforded the investors the right to future equity of the Company based on the occurrence of certain triggering events. During the year ended December 31, 2025, the Company issued additional SAFEs to investors totaling $5.7 million. The Company classified the SAFEs as a liability on its consolidated balance sheets as it is considered a freestanding financial instrument that is neither an outstanding share nor debt, and the Company may be required to transfer assets to settle the instrument. The SAFE liability is initially recorded at fair value upon the issuance date and is subsequently remeasured at each reporting date until the SAFE’s are cash settled or convert to equity. Changes in fair value of the SAFE liability are recognized as a component of other income (expense), net in the Company’s consolidated statements of operations and comprehensive loss.

Research and Development Contract Costs Accruals

The Company records the costs associated with research studies and manufacturing development as incurred. These costs are a significant component of the Company’s research and development expenses, with a substantial portion of the Company’s ongoing research and development activities conducted by third-party service providers, including contract research organizations (“CRO’s”).

The Company accrues for expenses resulting from obligations under its agreements with CROs and other outside service providers for which payment flows do not match the periods over which materials or services are provided to the Company. Accruals are recorded based on estimates of services received and efforts expended pursuant to agreements established with CROs and other outside service providers. These estimates are typically based on contracted amounts applied to the proportion of work performed and determined through analysis with internal personnel and external service providers as to the progress or stage of completion of the services. The Company makes significant judgments and estimates in determining the accrual balance in each reporting period. In the event advance payments are made to CRO or outside service provider, the payments will be recorded as a prepaid asset which will be expensed as the contracted services are performed. Changes in these estimates that result in material changes to the Company’s accruals could materially affect the Company’s results of operations.

Research and Development Costs

Research and development costs are expensed as incurred. Research and development costs include consulting, laboratory expenses, clinical trial expenses, insurance expenses, and drug expenses related to chemicals, manufacturing, and controls. Nonrefundable advance payments for goods or services to be received in the future for use in research and development activities are expensed as the related goods are delivered or the services are performed, or when it is no longer expected that the goods will be delivered, or the services rendered.

Research and Development Tax Incentives

The Company’s Australian subsidiary participates in the Australian Government’s Research and Development Tax Incentive (“RDTI”) program. Entities with aggregated turnover below AUD $20 million are entitled to a refundable tax offset equal to a specified percentage of eligible research and development expenditure incurred during the applicable Australian income year (July 1st to June 30th).

Because entitlement to the RDTI offset does not depend on the Company’s income tax position, the Company does not account for these amounts under ASC 740, Income Taxes. In the absence of authoritative U.S. GAAP guidance addressing government assistance provided to for-profit business entities, the Company has adopted an accounting policy analogizing to the conditional contribution guidance in ASC 958-605, Not-for-Profit Entities—Revenue Recognition.

Under this policy, the RDTI offset is evaluated as containing a measurable performance-related barrier, substantiation, through a technical qualification analysis, that expenditures incurred meet the statutory definition of eligible R&D activities. The Company recognizes the RDTI benefit as a reduction of research and development expense with an offsetting receivable on the date the qualifying technical analysis is completed, rather than at the end of the related Australian income year or upon receipt of cash.

VIDYA THERAPEUTICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For the year ended December 31, 2025, the Company recognized $0.1 million of RDTI benefit related to its Australian subsidiary’s income tax year ended June 30, 2025, based on completion of the qualifying analysis in 2025. No amount was recognized as of December 31, 2025 related to the income tax year ended June 30, 2026, as the related qualifying analysis had not yet been completed as of that date.

General and Administrative Expenses

General and administrative expenses consist primarily of consulting, contract labor, and legal fees.

Commitments and Contingencies

The Company may be subject to contingent liabilities, such as legal proceedings and claims, that arise in the ordinary course of business activities. The Company accrues for loss contingencies when losses become probable and are reasonably estimable. If the reasonable estimate of the loss is a range and no amount within the range is a better estimate, the minimum amount of the range is recorded as a liability on the consolidated balance sheet. The Company does not accrue for contingent losses that, in its judgment, are considered to be reasonably possible, but not probable; however, it discloses the range of reasonably possible losses. As of December 31, 2025 and 2024, no liabilities were recorded for loss contingencies (see Note 8).

Stock-Based Compensation

The Company classifies stock-based compensation expense in its consolidated statements of operations and comprehensive loss in the same manner in which the award recipient’s payroll costs are classified or in which the award recipient’s service payments are classified.

The Company grants restricted stock awards (“RSAs”) that are subject to service-based vesting conditions.  Compensation expense for awards to non-employees with service-based vesting conditions is recognized in the same manner as if the Company had paid cash in exchange for the goods or services.

The fair value of RSAs are based on the fair value of the Company’s common stock on the date of grant. The Company’s common stock valuations are determined by the board of directors, with input from management and third-party valuations, as there was no public market for the common stock.

The assumptions underlying these valuations represented management’s best estimate, which involved inherent uncertainties and the application of management’s judgment. As a result, if the Company had used significantly different assumptions or estimates, the fair value of common stock and stock-based compensation expense could have been materially different.

Income Taxes

Income tax expense is the total of the current year income tax due or refundable and the change in deferred tax assets and liabilities. Deferred tax assets and liabilities are the expected future tax amounts, computed using enacted tax rates, attributable to temporary differences between carrying amounts and tax bases of assets and liabilities and to carryforwards of tax deductions or credits. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. The Company recognizes interest and penalties related to unrecognized tax benefits as a component of income tax expense. The Company has determined that it does not have any material unrecognized tax benefits or obligations as of December 31, 2025 and 2024, therefore no such interest or penalties were recognized during the periods presented.

VIDYA THERAPEUTICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Recently Issued Accounting Pronouncement Not Yet Adopted

In November 2024, the FASB issued ASU 2024-03, Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”). The amendments in ASU 2024-03 require public entities to disclose specified information about certain costs and expenses. ASU 2024-03 is effective for the Company’s annual reporting period beginning after December 15, 2026 and interim reporting periods beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact of this standard on its consolidated financial statements.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which focuses on the rate reconciliation and income taxes paid. ASU No. 2023-09 requires a public business entity (PBE) to disclose, on an annual basis, a tabular rate reconciliation using both percentages and currency amounts, broken out into specified categories with certain reconciling items further broken out by nature and jurisdiction to the extent those items exceed a specified threshold. In addition, all entities are required to disclose income taxes paid, net of refunds received disaggregated by federal, state/local, and foreign and by jurisdiction if the amount is at least 5% of total income tax payments, net of refunds received. For PBEs, the new standard is effective for annual periods beginning after December 15, 2024, with early adoption permitted. For entities other than PBEs, the requirements will be effective for annual periods beginning after December 15, 2025. An entity may apply the amendments in this ASU prospectively by providing the revised disclosures for the period ending December 31, 2025 and continuing to provide the pre-ASU disclosures for the prior periods, or may apply the amendments retrospectively by providing the revised disclosures for all period presented. The Company has adopted ASU 2023-09 for the year ended December 31, 2025 and has retrospectively applied the disclosures for the year ended December 31, 2024. The adoption of ASU 2023-09 had no impact to the Company’s financial position, results of operations, or cash flows.

3.	Fair Value Measurements

The following tables present the Company’s fair value hierarchy for financial assets and liabilities measured at fair value on a recurring basis (in thousands):

	December 31, 2025
	Level 1	Level 2	Level 3	Total
Assets:
Money market fund	$2,620	$-	$-	$2,620
Total assets	$2,620	$-	$-	$2,620

Liabilities:
SAFE Liability	$-	$-	$9,003	$9,003
Total liabilities	$-	$-	$9,003	$9,003

	December 31, 2024
	Level 1	Level 2	Level 3	Total
Liabilities:
SAFE Liability	$-	$-	$411	$411
Total liabilities	$-	$-	$411	$411

Cash equivalents consist of money market funds, which were valued by the Company based on quoted market prices, which represent a Level 1 measurement within the fair value hierarchy. There were no transfers between Level 1, Level 2, or Level 3 during the year ended December 31, 2025 and during the period from April 8, 2024 (Inception) to December 31, 2024.

VIDYA THERAPEUTICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Valuation of SAFE Liability

The following table provides a roll-forward of the aggregate fair values of the Company’s SAFE liability, for which fair value was determined by Level 3 inputs (in thousands):

Balance as of April 8, 2024 (Inception)	$-
Issuance of SAFEs	395
Change in fair value of SAFEs	16
Balance as of December 31, 2024	$411
Issuance of SAFEs	5,700
Change in fair value of SAFEs	2,892
Balance as of December 31, 2025	$9,003

The SAFE liability in the table above consisted of the fair value of the SAFEs to convert into future equity of the Company and was based on significant inputs not observable in the market, which represents a Level 3 measurement within the fair value hierarchy.

The Company’s valuation of the SAFE liability utilizes a scenario-based valuation analysis that incorporates assumptions and estimates, including the probability and timing of future financing or liquidity events, the estimated value of the Company’s equity, expected volatility, and the contractual terms of the SAFEs. The SAFEs contain a contractual valuation cap of $25.0 million and an 85% discount rate. Upon a qualifying equity financing, the SAFEs convert at a conversion price based on the more favorable of the price derived from the $25.0 million valuation cap or the applicable discounted financing price. The valuation cap is also used in determining the conversion amount in the event of a liquidity event. The Company considers the economic impact of these contractual features in estimating the fair value of the SAFE liability and reassesses the significant assumptions and estimates at each reporting date as additional information becomes available.

The following table presents the assumptions and estimates incorporated into the valuation of the SAFE liability:

	12/31/2025	12/31/2024
Estimated equity value of the Company (in thousands)	$38,240	$25,020
Expected volatility	90.0%	80.0%
Time to Next Equity Financing (in years)	0.48	1.00
Probability of Next Equity Financing	90.0%	85.0%
Discount Rate	39.0%	22.5%

4.	Common Stock

As of December 31, 2025 and 2024, the Company has the authority to issue a total of 1,000,000 shares of common stock, at a par value of $0.00001 per share. As of December 31, 2025 and 2024, the Company had 643,302 and 624,744 shares of common stock, respectively, issued and outstanding in connection with the issuance of common stock and RSAs. Unvested RSAs are considered legally issued and outstanding shares of common stock. Each share of common stock entitles the holder to one vote, on all matters submitted to the stockholders for a vote. The holders of common stock are entitled to receive dividends, if any, as declared by the Company’s Board of Directors.

VIDYA THERAPEUTICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
5.	Stock-based Compensation

2025 Equity Incentive Plan

On April 4, 2025, the Board of Directors approved the 2025 Equity Incentive Plan (the “2025 Plan”), under which the Company may grant incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, and other stock awards to employees, officers, directors, consultants, and advisors. The 2025 Plan is administered by the Board of Directors, or, at the discretion of the Board of Directors, by a committee of the Board of Directors. The exercise prices, vesting and other restrictions are determined at the discretion of the Board of Directors, or its committee, if so delegated. Stock awards granted under the 2025 Plan generally vest in differing periodic installments and expire after ten years. Upon adoption, the 2025 Plan authorized 71,478 shares of common stock reserved for issuance under the plan. No awards have been issued under the 2025 plan as of December 31, 2025.

Restricted Stock Awards

During the period from April 8, 2024 (inception) to December 31, 2024 and during the year ended December 31, 2025, the Company issued and sold 24,744 and 18,558 RSAs, respectively, to certain non-employees, directors, and consultants at a purchase price of $0.0001 per share. Such RSAs have service-based vesting conditions only and vest over a four-year period, during which time all unvested shares are subject to forfeiture by the Company in the event the holder’s service with the Company voluntarily or involuntarily terminates.

The following table summarizes the RSA activity for the year ended December 31, 2025:

Restricted Stock Awards
	RSAs	Weighted Average Grant Date Fair Value
Unvested balance as of December 31, 2024	20,102	$-
Granted	18,558	-
Vested	(12,243)	-
Unvested balance as of December 31, 2025	26,417	$-

6.	Income Taxes

The effective tax rate differs from the statutory rate primarily due to an increase in the valuation allowance and permanent differences related to fair value adjustments on the Company’s SAFE liabilities. The Company uses the cash basis for income tax purposes and the accrual basis for financial reporting, which gives rise to temporary differences recorded as deferred taxes. The SAFE liabilities are recorded at fair value under U.S. GAAP, with changes in fair value recognized in earnings. The Company treats the SAFE liabilities as equity for income tax purposes; accordingly, changes in fair value are not included in taxable income and are treated as permanent differences.

The Company recorded no income tax expense or benefit for the years ended December 31, 2025 and 2024, as there was no current tax expense in any jurisdiction and the deferred tax benefit arising in each year was fully offset by an increase in the valuation allowance. Accordingly, the Company’s effective tax rate was 0% for both years. State and local income taxes in California make up the majority (greater than 50%) of the Company’s state income taxes.

 (Loss) before income taxes are as follows (in thousands):

	Year Ended December 31, 2025	Period from April 8, 2024 (Inception) to December 31, 2024
U.S.	$(4,046)	$(451)
Australia	(2,015)	-
Total (loss) before income taxes	$(6,061)	$(451)

VIDYA THERAPEUTICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The components of deferred income taxes as of December 31, 2025 and 2024, were as follows (in thousands):

	December 31, 2025	December 31, 2024
Deferred tax liabilities
Prepaid expenses	$(8)	$(2)
Gross deferred tax liabilities	(8)	(2)

Deferred tax assets
Net operating loss carryforwards	428	48
Intangible assets - basis differences	62	67
Accrued expenses and accounts payable	64	21
Gross deferred tax assets	554	136

Deferred tax asset valuation allowance	(546)	(134)
Net deferred tax asset	$-	$-

The Company did not pay any income taxes to federal, state, or foreign jurisdictions during the year ended December 31, 2025 or the period from April 8, 2024 (inception) to December 31, 2024.

At December 31, 2025, the Company has federal net operating loss carryforwards of $1.5 million that may be offset against future taxable income. These carryforwards have an indefinite carryforward period and, under the Tax Cuts and Jobs Act, may be used to offset only 80% of taxable income in any future year. Australian net operating loss carryforwards are nominal because substantially all of the Company’s Australian expenditures relate to activities eligible for RDTI. Under Australian tax law, expenditures claimed under the RDTI are excluded from the calculation of taxable losses.

Section 382 Limitation

The Merger (see Note 10) resulted in a change in ownership of the Company as defined under Section 382 of the Internal Revenue Code. Section 382 imposes an annual limitation on the amount of a corporation’s net operating loss carryforwards and other tax attributes that may be utilized to offset future taxable income following such an ownership change.

The Company has not completed a formal study to determine the amount of its net operating loss carryforwards, credit carryforwards, and other tax attributes that may be subject to limitation under Section 382 as a result of the Merger, or as a result of any prior issuances of the Company’s equity securities and SAFEs that may have independently resulted in one or more ownership changes. Until such a study is completed, the extent to which the Company’s carryforwards may be limited or permanently unavailable is not known.

Because the Company’s net deferred tax assets, including its net operating loss and credit carryforwards, are fully offset by a valuation allowance, the Company does not expect any limitation resulting from Section 382 to have an impact on its consolidated financial statements; however, any such limitation could reduce the tax attributes disclosed above that would otherwise be available to offset future taxable income.

7.	Gossamer Agreement

In May 2024, the Company entered into a merger agreement with Gossamer Bio, Inc. (“Gossamer”) and GB005, Inc., a wholly owned subsidiary of Gossamer (the “Gossamer Agreement”), pursuant to which GB005, Inc. became a wholly owned subsidiary of the Company. Through the transaction, the Company acquired the GB5121 and GB7208 development programs, including the related intellectual property, research data, inventory, and other program assets.

VIDYA THERAPEUTICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The Company concluded that the transaction should be accounted for as an asset acquisition rather than a business combination because substantially all of the fair value of the gross assets acquired was concentrated in a group of similar identifiable assets, consisting principally of the acquired in-process research and development (“IPR&D”) programs. The acquired IPR&D assets were determined to have no alternative future use as of the acquisition date because the programs remained in development and significant additional research, development, regulatory, and commercialization activities were required before they could generate future economic benefits. Accordingly, the initial merger consideration of $0.3 million was allocated to the acquired IPR&D assets and recognized as research and development expense in the consolidated statements of operations and comprehensive loss during the period April 8, 2024 (inception) to December 31, 2024.

The Gossamer Agreement also includes contingent consideration consisting of development, regulatory, commercial, and sales-based milestone payments, annual sales-based earn-out payments tied to future net sales of products utilizing the acquired program assets, and certain acquisition-related payments upon the occurrence of specified qualifying transactions. These contingent payments become payable only upon the occurrence of specified future events. The Merger with Processa that was completed on July 28, 2026 (see Note 10) did not trigger any milestone, earn-out, or other contingent consideration payments in connection with the Gossamer Agreement. As of the acquisition date, no liability was recognized related to the contingent consideration arrangements. Future payments, if any, will be recognized when the applicable contingency is resolved and the related payment obligation arises and will be accounted for based on the nature of the payment and the status of the underlying acquired assets at that time.

8.	Commitments and Contingencies

Legal Proceedings

From time to time, the Company may become involved in legal proceedings or other litigation relating to claims arising in the ordinary course of business. The Company accrues a liability for such matters when it is probable that future expenditures will be made and that such expenditures can be reasonably estimated. Significant judgment is required to determine both probability and estimated exposure amount. Legal fees and other costs associated with such proceedings are expensed as incurred. As of December 31, 2025 and 2024, the Company was not a party to any material legal proceedings or claims.

Indemnification Agreements

In the ordinary course of business, the Company may provide indemnification of varying scope and terms to vendors, lessors, business partners and other parties with respect to certain matters including, but not limited to, losses arising out of breach of such agreements or from intellectual property infringement claims made by third parties. In addition, the Company has entered into indemnification agreements with each of its directors and executive officers that will require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or executive officers. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is, in many cases, unlimited. To date, the Company has not incurred any material costs as a result of such indemnifications. The Company is not aware of any indemnification arrangements that could have a material effect on its financial position, results of operations or cash flows, and it has not accrued any liabilities related to such obligations in its consolidated financial statements as of December 31, 2025.

9.	Related Party Transactions

The Company entered into significant related party transactions during 2024 and 2025 related to the issuance of SAFEs (see Note 3). During 2024, the Company issued three SAFEs to its Chief Executive Officer totaling $0.4 million. During 2025, the Company issued additional SAFEs to related parties, including an entity affiliated with a member of the Company’s Board of Directors, totaling $2.1 million. The terms and conditions of the SAFEs issued to related parties were the same as those of the SAFEs issued to third-party investors during the respective periods. The Company did not have any other significant related party transactions during the periods presented.

VIDYA THERAPEUTICS, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
10.	Subsequent Events

The Company has evaluated events and transactions occurring subsequent to December 31, 2025 through October 5, 2026, the date at which the consolidated financial statements are available to be issued.

Stock Option Grants

In February 2026, the Company granted an aggregate of 6,434 stock options to three non-employees under the Company’s Equity Incentive Plan. The stock options have an exercise price of $0.0001 per share and expire on February 10, 2036. The stock options are subject to service-based vesting requirements over approximately four years.

Merger Agreement

On July 28, 2026, the Company completed the transactions contemplated by the Agreement and Plan of Merger (the “Merger Agreement”) with Processa and Venus Merger Sub I, Inc. and Venus Merger Sub II, LLC, both wholly owned subsidiaries of Processa. Pursuant to the Merger Agreement, Venus Merger Sub I, Inc. merged with and into Vidya, with Vidya continuing as a wholly owned subsidiary of Processa and the surviving corporation (the “First Merger”). Immediately following the First Merger and as part of the same overall transaction, Vidya merged with and into Venus Merger Sub II, LLC (the “Second Merger” and, together with the First Merger, the “Merger”), with Venus Merger Sub II, LLC being the surviving entity of the Second Merger.

Pursuant to the Merger Agreement, holders of Vidya equity securities, including all unvested RSAs and outstanding SAFEs, received an aggregate of 142,254.972 shares of Series A Preferred Stock. Outstanding Company options were assumed or exchanged for corresponding options to purchase an aggregate of 1,047,524 shares of Processa common stock.

Concurrent with the closing of the Merger, Processa completed a private placement financing with certain investors that generated gross proceeds of approximately $200.0 million through the issuance of Series A Preferred Stock.

Receipt of Australian Research and Development Tax Incentive Refund

On September 17, 2026, Vidya Therapeutics Australia Pty. Ltd., the Company’s wholly owned Australian subsidiary, received a cash refund of approximately $1.7 million from the Australian Taxation Office related to the Australian RDTI claim for the income tax year ended June 30, 2026.